Exhibit 2.2

AMENDMENT NO. 1 TO MERGER AGREEMENT AND PLAN OF REORGANIZATION
September 12, 2023
THIS AMENDMENT to the Merger Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of November 7, 2022, by and among NorthView Acquisition Corp., a Delaware corporation (“Parent”), NV Profusa Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and Profusa, Inc., a California corporation (the “Company”), is effective as of this 12th day of September, 2023 (this “Amendment”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Merger Agreement.
WHEREAS, Section 9.03 of the Merger Agreement provides that the Merger Agreement may be amended only by a written agreement executed by each of the parties thereto;
WHEREAS, Parent and the Company desire to amend the Merger Agreement as set forth in this Amendment; and
WHEREAS, the respective board of directors of each of Parent and the Company have each approved this Amendment.
In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Amendment.
a) Section 1.1 of the Merger Agreement is hereby amended as follows:
(i) The following definitions are hereby amended and restated in their entirety as follows:
“Milestone Event III” means the achievement of Earnout Revenue of $11,864,000 for the fiscal year ended December 31, 2024.
“Milestone Event IV” means the achievement of Earnout Revenue of $99,702,000 for the fiscal year ended December 31, 2025.
b) Section 5.03(a) of the Merger Agreement is hereby amended as follows:
(a)  The authorized capital stock of Parent consists of (i) 100,000,000 shares of Parent Common Stock, par value $0.0001 per share (“Parent Common Stock”), and (ii) 1,000,000 shares of undesignated preferred stock, par value $0.0001 per share (“Parent Preferred Stock”). As of the date of this Agreement (i) 24,168,750 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) no shares of Parent Common Stock are held in the treasury of Parent, (iii) 7,347,500 private placement warrants (as described in the Prospectus) are issued and outstanding, each exercisable for one share of Parent Common Stock at an exercise price of $11.50, (iv) 569,250 representative’s warrants (as described in the Prospectus) are issued and outstanding, each exercisable for one share of Parent Common Stock at an exercise price of $11.50, (v) 9,487,500 Parent Public Warrants are issued and outstanding and 9,487,500 shares of Parent Common Stock are issuable in respect of the Parent Public Warrants (the warrants described in clauses (iii), (iv) and (v), the “Parent Warrants”), and 18,975,000 Parent Rights are issued and outstanding and 1,897,500 shares of Parent Common Stock are issuable in respect to the Parent Rights. As of the date of this Agreement, there are no shares of Parent Preferred Stock issued and outstanding.
2. No Other Amendments, etc. Except as provided in this Amendment, the Merger Agreement shall remain unmodified and in full force and effect, and the execution of this Amendment is not a waiver by the Company or Parent of any of the terms or provisions of the Merger Agreement and each party reserves any and all other rights and remedies available to it under the Merger Agreement. All reference in and to the Merger Agreement (including any annexes, exhibits or schedules thereto) shall be deemed to be references to the Merger Agreement as amended by this Amendment.
3. Governing Law. This Amendment and the legal relations among the Parties with respect to this Amendment will be governed by and construed in accordance with the provisions contained in Section 9.03 of the Merger Agreement.
4. Counterparts. This Amendment may be executed by signatures exchanged via facsimile or other electronic means and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.
Parent:

NORTHVIEW ACQUISITION CORP.

By:	/s/ Fred Knechtel
	Name:	Fred Knechtel
	Title:	CFO and Co-Founder
Merger Sub:

NV PROFUSA MERGER SUB, INC.

By:	/s/ Fred Knechtel
	Name:	Fred Knechtel
	Title:	Authorized Signatory
[SIGNATURE PAGE TO AMENDMENT TO MERGER AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.
Company:

PROFUSA, INC.

By:	/s/ Ben Hwang
	Name:	Ben Hwang
	Title:	CEO
[SIGNATURE PAGE TO AMENDMENT TO MERGER AGREEMENT]